UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2014

JAVELIN Mortgage Investment Corp.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35673	45-5517523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 7, 2014, JAVELIN Mortgage Investment Corp. (the “Company”) entered into a Distribution Agreement with J.P. Morgan Securities LLC (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through the Agent, as the Company’s agent, or to the Agent for resale, up to 3,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Distribution Agreement”). The Distribution Agreement relates to a proposed “at-the-market” offering program.

The common shares sold in the offering will be issued pursuant to a prospectus dated November 18, 2013, and a prospectus supplement (the “ATM Prospectus Supplement”) filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2014, in connection with one or more offerings of shares from the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-192051) (the “Registration Statement”). Sales of the Company’s common shares through the Agent, if any, will be made in amounts and at times to be determined by the Company from time to time, but neither the Company nor the Agent has an obligation to sell any of the shares in the offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common shares and determinations by the Company of the appropriate sources of funding for the Company. Under the Distribution Agreement, the Agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to sell common shares in agency transactions. The Distribution Agreement provides that the Agent will be entitled to compensation of 2.0% of the gross sales price per share for any of the common shares sold under the Distribution Agreement in agency transactions. In addition, the Company may also sell common shares to the Agent as principal for its own account at prices agreed upon at the time of sale. However, the Agent has no obligation to agree to purchase common stock as principal.

Sales of the common shares, if any, under the Distribution Agreement may be made in transactions that are deemed to be at-the-market offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including ordinary brokers' transactions on the New York Stock Exchange at market prices and in block transactions, or as otherwise agreed between the Company and the Agent. Neither the Company nor the Agent has an obligation to sell any of the common shares in the offering, and either party may at any time suspend solicitation and offers under the Distribution Agreement or terminate the Distribution Agreement. The Company intends to use the proceeds from any sales to acquire additional target assets in accordance with its objectives and strategies and for general corporate purposes.

The Distribution Agreement contains customary representations, warranties and agreements of the Company and of its external manager, ARMOUR Residential Management, LLC and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Distribution Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 1.1.

Item 8.01.    Other Events.

The Company has adopted its 2014 Dividend Reinvestment and Stock Purchase Plan (the “2014 Plan”) relating to the offer and sale of up to 1,000,000 shares of the Company’s common stock pursuant to the terms of the 2014 Plan. The 2014 Plan permits the Company’s stockholders to automatically reinvest all or a portion of their cash dividends on their shares of the Company’s common stock and to purchase additional shares of the Company’s common stock. The 2014 Plan also, among other things, (i) allows any stockholder to participate in the 2014 Plan, (ii) allows interested investors who are not stockholders to make their initial purchase through the 2014 Plan, (iii) provides up to a 3% discount on optional cash purchases of shares in excess of $10,000 per month purchased under the 2014 Plan, and (iv) allows optional cash purchases of between $50 and $10,000 per month and, with the Company's prior approval, optional cash purchases in excess of $10,000 per month.

The common shares sold pursuant to the 2014 Plan will be issued pursuant to the prospectus dated November 18, 2013, and a prospectus supplement (the “DRIP Prospectus Supplement”) filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2014, in connection with one or more offerings of shares from the Company’s Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Company is filing this Current Report on Form 8-K to provide legal opinions regarding the legality of the shares of common stock covered by the ATM Prospectus Supplement and the DRIP Prospectus Supplement, which opinions are attached hereto as Exhibits 5.1 and 5.2, respectively, and are incorporated herein by reference. The Company is also filing this Current Report on Form 8-K to provide legal opinions regarding certain tax matters with respect to the ATM Prospectus Supplement and the DRIP Prospectus Supplement, which opinions are attached hereto as Exhibits 8.1 and 8.2, respectively, and are incorporated herein by reference.

The Company also hereby discloses the following financial information for its fiscal year 2013 and as of December 31, 2013:

	Dividend per Share	Shares of Record	Dividends (in 000's)	Taxable Income* (in 000's)	Return of Capital (in 000's)	Taxable Percentage
January*	0.23	7,500,050	$1,725	$1,725	$0	100.0%
February*	0.23	7,500,050	1,725	1,664	61	96.5%
March	0.23	7,500,050	1,725	1,651	74	95.7%
April	0.23	7,500,050	1,725	1,651	74	95.7%
May	0.23	13,500,050	3,105	2,972	133	95.7%
June	0.23	13,500,050	3,105	2,972	133	95.7%
July	0.23	13,500,050	3,105	2,972	133	95.7%
August	0.23	13,500,050	3,105	2,972	133	95.7%
September	0.23	13,500,050	3,105	2,972	133	95.7%
October	0.15	13,500,050	2,025	1,938	87	95.7%
November	0.15	13,500,050	2,025	1,938	87	95.7%
December	0.15	12,926,439	1,939	1,856	83	95.7%
Total			28,414	$27,286	$1,128

*Includes $2,018,000 of taxable income carried forward from 2013.

The Company estimates that its capital losses realized in 2013 were approximately $80.5 million. These capital losses will be carried forward and available to offset capital gains realized through 2018.

The Company also estimates that its December 31, 2013 book value is between $14.20 and $14.30 per share as compared to the aggregate tax basis of its assets and liabilities at December 31, 2013 of $13.50 to $13.60 per share, based on the 11,992,743 shares of common stock then outstanding.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Distribution Agreement, dated February 7, 2014, by and among the Company, ARMOUR Residential Management LLC and the Agent
5.1	Opinion of Akerman LLP (ATM Prospectus Supplement)
5.2	Opinion of Akerman LLP (DRIP Prospectus Supplement)
8.1	Opinion of Sidley Austin LLP (ATM Prospectus Supplement)
8.2	Opinion of Sidley Austin LLP (DRIP Prospectus Supplement)
23.1	Consent of Akerman LLP (ATM Prospectus Supplement) (included in Ex. 5.1)
23.2	Consent of Akerman LLP (DRIP Prospectus Supplement) (included in Ex. 5.2)
23.3	Consent of Sidley Austin LLP (ATM Prospectus Supplement) (included in Ex. 8.1)
23.4	Consent of Sidley Austin LLP (DRIP Prospectus Supplement) (included in Ex. 8.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2014

JAVELIN MORTGAGE INVESTMENT CORP.

By: /s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Distribution Agreement, dated February 7. 2014, by and among the Company, ARMOUR Residential Management LLC and the Agent
5.1	Opinion of Akerman LLP (ATM Prospectus Supplement)
5.2	Opinion of Akerman LLP (DRIP Prospectus Supplement)
8.1	Opinion of Sidley Austin LLP (ATM Prospectus Supplement)
8.2	Opinion of Sidley Austin LLP (DRIP Prospectus Supplement)
23.1	Consent of Akerman LLP (ATM Prospectus Supplement (included in Ex. 5.1)
23.2	Consent of Akerman LLP (DRIP Prospectus Supplement (included in Ex. 5.2)
23.3	Consent of Sidley Austin LLP (included in Ex. 8.1)
23.4	Consent of Sidley Austin LLP (included in Ex. 8.2)